UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2016

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(862) 207-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective October 31, 2016, Interpace Diagnostics Group, Inc. (the “Company”), Interpace Diagnostics, LLC, a subsidiary of the Company (“Interpace LLC”), and RedPath Equityholder Representative, LLC (the “Equityholder Representative”), entered into a Fourth Amendment To Non-Negotiable Subordinated Secured Promissory Note (the “Fourth Amendment”) to extend until November 20, 2016, subject to the terms of the Fourth Amendment, the due date for the first quarterly payment of principal under that certain Non-Negotiable Subordinated Secured Promissory Note, dated as of October 31, 2014 (as amended, the “Note”) by the Company and Interpace LLC, in favor of the Equityholder Representative, on behalf of the former equity holders of RedPath Integrated Pathology, Inc. (“RedPath”).

The Note, which was entered into in connection with the Company’s acquisition of RedPath on October 31, 2014, is for the principal amount of $10.67 million, is interest-free and was to be paid in eight equal consecutive quarterly installments beginning November 1, 2016. The interest rate will be 5.0% in the event of a default under the Note, which include the failure to make any payment of principal due under the Note within ten business days after the date such payment is due (subject to certain exceptions), the making of an assignment for the benefit of creditors generally and suffering proceedings under any law related to bankruptcy, insolvency, liquidation and such proceeding is not dismissed or stayed within 60 days. The obligations of the Company under the Note are guaranteed by the Company and its subsidiaries pursuant to a Guarantee and Collateral Agreement pursuant to which the Company and its subsidiaries also granted a security interest in substantially all of their respective assets, including intellectual property, to secure their obligations to the Equityholder Representative.

Pursuant to the Fourth Amendment, the Company is required to make eight installment payments of principal, with each payment equal to $1,333,750, together with accrued and unpaid interest, if any. The first payment is due on November 20, 2016, and subsequent payments are to be made on the first day of each fiscal quarter, beginning on January 1, 2017. If not paid sooner, all principal and accrued interest will be due and payable on October 1, 2018.

The foregoing summary of the Fourth Amendment is not complete and is subject to and qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Commerce Health Ventures, L.P., an affiliate of NewSpring Capital, was a stockholder of RedPath and serves as the Equityholder Representative. In connection with the Company’s acquisition of RedPath, the Company entered into a Contingent Consideration Agreement with the Equityholder Representative, the Company issued the Note, and the Company assumed a liability for a January 2013 settlement agreement entered into by RedPath with the Department of Justice. From October 30, 2015 to September 13, 2016, Kapila Ratnam, a partner at NewSpring Capital, served as a director of the Company. Additional information regarding these transactions can be found in the Company’s filings with the U.S. Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2016, the Company and Jack E. Stover, President and Chief Executive Officer of the Company, entered into an employment agreement (the “Employment Agreement”), which was effective as of October 28, 2016. Under the Employment Agreement, Mr. Stover is to receive an annual base salary of $300,000 and is eligible to receive an annual performance bonus with a target of 50% of his base salary, based on the attainment of certain quarterly performance targets (as set by the Board of Directors of the Company (the “Board”)) with respect to the following components: EBITDA, Revenue, Operational Performance and Cash Management. Pursuant to the Employment Agreement, the Company and Mr. Stover agreed that the performance targets for the first two quarters of 2016 were met at 100% of target or $75,000. Mr. Stover is entitled to receive payment of this amount, as a partial payment of his 2016 performance bonus, on October 31, 2016.

In addition, upon the occurrence of a “Transaction” (as such term is defined in the Employment Agreement), Mr. Stover, provided he remains employed through the closing of such Transaction, would receive a bonus equal to 3% of the net transaction proceeds received in connection with such Transaction. Under the Employment Agreement, a “Transaction” includes, subject to certain exceptions, (i) any merger by the Company into another corporation or corporations which results in the stockholders of the Company immediately prior to such transaction owning less than 51% of the surviving corporation; (ii) any acquisition (by purchase, lease or otherwise) of all or substantially all of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; (iii) the acquisition of beneficial ownership of voting securities of the Company or rights to acquire voting securities of the Company by any other person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board, as then constituted; (iv) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 51% or more of the combined voting power of the Company’s then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly; or (v) a public or private offering of securities of the Company.

Under the Employment Agreement, in the event of a termination by the Company without “Cause” or a resignation by Mr. Stover for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Stover would be entitled to receive monthly payments of $25,000 for nine months following such termination and, provided that Mr. Stover timely elected COBRA continuation coverage, the Company would pay his applicable COBRA premium for 12 months following such termination. Such payments and benefits would be subject to an effective release of claims and would cease upon breach by Mr. Stover of any applicable restrictive covenants.

The foregoing summary of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1

Fourth Amendment To Non-Negotiable Subordinated Secured Promissory Note, dated as of October 31, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC

10.2	Employment Agreement, dated as of October 28, 2016, by and between Interpace Diagnostics Group, Inc. and Jack E. Stover

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: November 3, 2016	By:	/s/ Jack E. Stover
	Name:	Jack E. Stover
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Fourth Amendment To Non-Negotiable Subordinated Secured Promissory Note, dated as of October 31, 2016, by and among Interpace Diagnostics Group, Inc., Interpace Diagnostics, LLC and RedPath Equityholder Representative, LLC

10.2	Employment Agreement, dated as of October 28, 2016, by and between Interpace Diagnostics Group, Inc. and Jack E. Stover